Exhibit 99.1

PRESS RELEASE

2445 Nashville Road Suite B1 Bowling Green, KY 42101 Holley.com

Holley Performance Brands Announces Exclusive North American Licensing Agreement for Cataclean Products

Partnership further strengthens Holley’s position as a global leader in automotive aftermarket performance solutions

BOWLING GREEN, Ky. – January 7, 2025– Holley Performance Brands ("Holley") (NYSE: HLLY) a leader in automotive aftermarket performance solutions, today announced a perpetual exclusive license agreement with Cataclean Global Limited (“Cataclean”) for the North American market. The enhanced partnership allows Holley to develop, manufacture, market, distribute and sell Cataclean branded products in the U.S., Canada and Mexico. The transaction total purchase price is $23.8 million.

Cataclean is a leading performance automotive additives maker in the U.K. and North America. Engineered to help engines perform better, last longer and run cleaner, the Cataclean signature fuel and exhaust system cleaner has become a trusted mainstay for enthusiasts and mechanics. Holley Performance Brands has enjoyed a longstanding relationship with Cataclean, helping to grow the brand in the U.S. for more than a decade.

“We are extremely excited to announce the agreement with Cataclean to be their exclusive partner in North America,” said Matthew Stevenson, President and Chief Executive Officer, Holley Performance Brands. “Our strengthened partnership is a testament to our continued commitment to provide a comprehensive portfolio of respected brands and products that serve enthusiasts across our four consumer vertical groupings.”

Holley to Offer Cataclean Products in New Markets and Channels

The exclusive partnership with Cataclean is a cornerstone in Holley’s continued efforts to develop a full line of performance chemical offerings for consumers in North America. The licensing agreement positions Holley to expand the Cataclean brand in new channels and markets and through new formulations – promoting continued growth for both Cataclean and Holley.

In addition to perpetual exclusivity, the license agreement includes unlimited sales channel access, exclusive access to new formulations and expansion of the Cataclean brand’s reach into Mexico. The mutually beneficial terms allow Holley and Cataclean to invest in the brand and infrastructure necessary to deliver continued growth for both organizations and furthers the Holley mission to bring performance, safety, fun and excitement to automotive enthusiasts.

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Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties, and other important factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to Holley’s ability to (1) successfully design, develop, and market new products, (2) maintain and strengthen demand for our products and brands, (3) attract new customers in a cost-effective manner, (4) expand into additional consumer markets, and (5) and the other risks and uncertainties set forth in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, and in any subsequent filings with the SEC.

About Holley Performance Brands

Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.

Media Relations Contact(s):
Jordan Moore, jmoore@tinymightyco.com / Sydney Goggans, sgoggans@tinymightyco.com

Investor Relations Contacts:

Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3224

Holley@soleburystrat.com